UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

21355 Ridgetop Circle, Dulles, VA	20166
(Address of Principal Executive Offices)	(Zip Code)

(703) 948-3200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on May 27, 2011 (the “Original Form 8-K”) relating to the VeriSign, Inc. (“Verisign”) Annual Meeting of Stockholders held on May 26, 2011 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the determination of Verisign’s Board of Directors regarding how frequently Verisign will conduct future advisory votes on executive compensation.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(d) As previously reported in the Original Form 8-K, at the Annual Meeting an advisory vote was conducted on the frequency of future advisory votes on executive compensation. A majority of the shares were voted for holding such advisory votes on an annual basis. Verisign’s Board of Directors has considered the outcome of this advisory vote and has determined, as was recommended with respect to this proposal by Verisign’s Board of Directors in the proxy statement for the Annual Meeting, that Verisign will hold an annual advisory vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: July 28, 2011	By:	/s/ Richard H. Goshorn
Richard H. Goshorn
Senior Vice President, General Counsel and Secretary

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